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                                                                   Exhibit 10.42


                                   Guaranty


For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned unconditionally guarantees the full payment to MIM Corporation of the obligation set forth in the Promissory Note of MIM Holdings, LLC to MIM Corporation dated December 31, 1996, a copy of which is attached hereto as Exhibit A, upon the default of MIM Holdings, LLC.

I hereby waive presentment, demand, protest, notice of dishonor, and notice of acceptance of this guaranty. I also waive, to the extent permitted by law, all notices, all defenses and claims that the borrower, MIM Holdings, LLC, could assert, any right to require you to pursue any remedy or seek payment from any other person before seeking payment under this agreement, all other defenses to the debt, except payment in full. If any payments on the debt are set aside, recovered, or required to be returned in the event of the insolvency, bankruptcy or reorganization of the borrower, my obligations under this agreement will continue as if such payments had never been made.

This Guarantee will be construed and enforced in accordance with the laws of the State of Rhode Island, without resort to its conflict of laws rules.


Dated as of December 31, 1996.

                                           /s/ E. David Corvese
                                           -----------------------------
                                           E. David Corvese
Witness: /s/ Mary Sampson
         -----------------------------
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                                                                      EXHIBIT A.
                                                                      ----------


                                 PROMISSORY NOTE
                                 ---------------

           $456,000        Peace Dale, Rhode Island      December 31, 1996

           FOR VALUE RECEIVED, MIM Holdings, LLC, a Rhode Island limited liability company with offices at 25 North Road, P.O. Box 3689, Peace Dale, Rhode Island 02883 ("Borrower"), promises to pay to the order of MIM Corporation, a Delaware corporation with offices at One Blue Hill Plaza, Pearl River, New York 10965-8670 ("Lender"), the principal sum of Four Hundred Fifty-Six Thousand Dollars ($456,000), together with interest on the unpaid balance of principal from January 1, 1996 until this Note is paid in full at the rate of ten percent (10%) per annum.

           All accrued interest from January 1, 1996 through September 30, 1997 shall be due on September 30, 1997. Thereafter, interest shall be paid on a quarterly basis, in arrears, until March 31, 2001, at which time the entire unpaid principal balance of this Note and all interest due under this Note shall be due and payable in full.

           Borrower may prepay all or any portion of the unpaid principal balance at any time, and from time to time, without penalty. A prepayment of principal will not postpone the due date of any subsequent payment of interest or principal under this Note. All payments on this Note will be applied first to interest accrued as of the date of payment and then to principal.

           Both principal and interest are payable in lawful money of the United States of America and in immediately available funds at the address of Lender shown above or at such other address as the Lender or other holder of this Note may designate in writing.

           Borrower will pay all costs and expenses, including reasonable attorney's fees, incurred by the holder in collecting this Note or foreclosing on the security for this Note, even if no legal proceeding is filed. Borrower waives presentment, notice of dishonor and protest.

           This Note will be construed and enforced in accordance with the laws of the State of Rhode Island, without resort to its conflict of laws rules.

           IN WITNESS WHEREOF, the undersigned Borrower has executed this Note as of the date first above written.

                                                 MIM Holdings, LLC

                                                 By:  /s/ E. David Corvese
                                                    ---------------------------
Witness:  /s/ Mary Sampson
       ------------------------